Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders

The Boeing Company

Chicago, Illinois

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 22, 2006, relating to the financial statements and supplemental schedule of The Boeing Company Voluntary Investment Plan (the “Plan”) appearing in the Annual Report on Form 11-K of the Plan for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Seattle, Washington
February 20, 2007